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                                                                    EXHIBIT 21.1

                          EAGLE-PICHER HOLDINGS, INC.

             SUBSIDIARIES OF EAGLE-PICHER INDUSTRIES, INC. ("EPI")

Cincinnati Industrial Machinery Sales Company [Ohio]
Daisy Parts, Inc. [Michigan]
Eagle-Picher Acceptance Corporation [Ohio]
Eagle-Picher Development Company, Inc. [Delaware]
     EPMR Corporation [Michigan]
Eagle-Picher Far East, Inc. [Delaware]
Eagle-Picher Funding Corporation [Delaware]
Eagle-Picher, Inc. [Virgin Islands]
Eagle-Picher Industries of Canada Limited [Canada]
Eagle-Picher Industries Europe B.V. [Netherlands]
     Eagle-Picher Automotive GmbH [Germany]
     Eagle-Picher UK Limited [England and Wales]
          Eagle-Picher Hillsdale Limited [England and Wales]
     Eagle-Picher Wolverine GmbH [Germany]
          Eagle-Picher Technologies GmbH [Germany]
Eagle-Picher Minerals, Inc. [Nevada]
     Eagle-Picher Minerals International S.A.R.L. [France]
          Eagle-Picher Minerals Europe GmbH & Co. KG [Germany]
          Eagle-Picher Minerals Europe Verwaltungs- und Beteiligungs GmbH [Germany]
Eagle-Picher Technologies, LLC [Delaware]
     Eagle-Picher Energy Products Corp. [Canada]
EPTEC, S.A. de C.V. [Mexico]
Equipos de Acuna, S.A. de C.V. [Mexico]*
Hillsdale Tool & Manufacturing Co. [Michigan]
     Carpenter Enterprises Limited [Michigan]

[ ] Brackets indicate state or country of incorporation and do not form part of corporate name.

* Equipos de Acuna, S.A. de C.V. was sold to the purchaser of the Company's former Construction Equipment Division as of December 14, 2001.